UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
September 17, 2001
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On September 17, 2001, the Registrant issued a press release commenting on the tragedies of September 11 and explaining the impact of recent events on its business. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated September 17, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of September 17, 2001.

VESTA INSURANCE GROUP, INC.

By:   /s/   John W. McCullough
Its:          Vice President --
              Associate General Counsel

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

VESTA INSURANCE COMMENTS ON THE TRADEGIES OF SEPTEMBER 11 AND EXPLAINS IMPACT OF RECENT EVENTS ON ITS BUSINESS

     BIRMINGHAM, Ala., -- September 17, 2001 -- Vesta Insurance Group, Inc. (NYSE: VTA) and its employees are deeply saddened by the tragic events that took place in the United States on September 11. Vesta extends our deepest sympathies to those who suffered loss and our gratitude to those who demonstrated remarkable courage.

     Based on an analysis of its exposure, Vesta does not expect any losses as a result of this tragedy because the Company discontinued commercial insurance in 1999 and sold its reinsurance operations in 1999. As previously announced, Vesta focuses on providing personal lines insurance products, including homeowners, automobile, life insurance and annuities.

     In order to facilitate an orderly market in its securities, Vesta intends to repurchase its common stock. The number of shares that Vesta repurchases will depend on the price of the stock and other market factors.

     In addition, Vesta's wholly owned subsidiary, Florida Select has determined that losses resulting from Tropical Storm Gabrielle will be insignificant.

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company that offers a wide range of personal insurance and financial services products through its member companies.

     This news release contains statements concerning management's beliefs, plans or objectives for Vesta's future operations or financial performance, including losses as a result of the tragic events on September 11, 2001 as well as losses from Tropical Storm Gabrielle. These statements, whether expressed or implied and should be considered "forward-looking statements" under applicable securities laws. Vesta's actual losses from these events may differ materially.

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